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                             Marcum & Kliegman LLP
                   ------------------------------------------
                   Certified Public Accountants & Consultants
     A Limited Liability Patnership Consisting of Professional Corporations

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2/A Amendment No. 1 [File No. 000-05418] of our report dated February 17, 2005 relating to the financial statements of Walker Financial Corporation, which report includes an explanatory paragraph as to an uncertainty with respect to Walker Financial Corporation's ability to continue as a going concern, which is part of such Registration Statement, and to the use of our name as it appears under the Caption " Experts".


                                            Marcum & Kliegman LLP

New York, New York
June 28, 2005


               655 Third Avenue o 16th Floor o New York, NY 10017
                     o Tel 212-981-3000 o Fax 212-981-3001

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